Securities and Exchange Commission
                          Washington, D.C. 20549


                                 Form 8-K

                              Current Report


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


            Date of Report (Date of earliest event reported):
                            December 7, 1998



                                Cadiz Inc.
            (Exact name of issuer as specified in its charter)


                                 Delaware
              (State or other jurisdiction of incorporation)


                   0-12114                       77-0313235
         (Commission File Number)     (IRS Employer Identification No.)



       100 Wilshire Boulevard, Suite 1600, Santa Monica, CA 90401
   (Address of principal executive offices)               (Zip Code)


   Registrant's telephone number, inclauding area code: (310) 899-4700

ITEM 5.  OTHER EVENTS

As described in the Registrant's From 10-Q for the quarter ended September 30, 1998, ASC/SWB Partnership (formerly American SunMelon), a watermelon seed company in which the Registrant's Sun World International subsidiary ("Sun World") owns a 50% interest through a wholly-owned subsidiary, sold substantially of its assets to a third party on October 27, 1998 for $35 million in cash. The transaction resulted in an initial cash distribution to Sun World of approximately $15.2 million. Sun World's interest in ASC/SWB Partnership is part of the collateral securing Sun World's $115 million secured Series B First Mortgage Notes (the "Exchange Notes"). Pursuant to the provisions of the bond indenture, Sun World offered to utilize $11.5 million of proceeds from this distribution to purchase Exchange Notes at par. This offer expired on December 7, 1998. No Exchange Notes were tendered pursuant to the offer. Therefore, pursuant to the terms of the bond indenture, the full $11.5 million will be available to Sun World for general corporate purposes.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          CADIZ LAND COMPANY, INC.
                                                   (Registrant)



                                         By: /s/ Stanley E. Speer
                                         -----------------------------
                                             Stanley E. Speer
                                             Secretary

Dated:  December 8, 1998